EXHIBIT A

                      FUND PARTICIPATION AGREEMENT BETWEEN
                       COLUMBUS LIFE INSURANCE COMPANY AND
                        TOUCHSTONE VARIABLE SERIES TRUST

                             AS AMENDED MAY 1, 2005

Columbus Life Variable Universal Life Sub-Accounts

Emerging Growth Sub-Account
Baron Small Cap Sub-Account
Third Avenue Value Sub-Account
Eagle Capital Appreciation Sub-Account
Enhanced Dividend 30 Sub-Account
Value Plus Sub-Account
Growth & Income Sub-Account
Balanced Sub-Account
High Yield Sub-Account
Core Bond Sub-Account
Money Market Sub-Account

Pinnacle, Pinnacle II, and Legacy Survivorship Variable Universal Life Sub-Accounts

Emerging Growth Sub-Account
Baron Small Cap Sub-Account
Third Avenue Value Sub-Account
Eagle Capital Appreciation Sub-Account
Enhanced Dividend 30 Sub-Account
Value Plus Sub-Account
Growth & Income Sub-Account
Balanced Sub-Account
High Yield Sub-Account
Core Bond Sub-Account
Money Market Sub-Account

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                                    EXHIBIT B

                      FUND PARTICIPATION AGREEMENT BETWEEN
                       COLUMBUS LIFE INSURANCE COMPANY AND
                        TOUCHSTONE VARIABLE SERIES TRUST

                             AS AMENDED MAY 1, 2005

Touchstone Emerging Growth Fund

Touchstone Baron Small Cap Fund

Touchstone Third Avenue Value Fund

Touchstone Eagle Capital Appreciation Fund

Touchstone Enhanced Dividend 30 Fund

Touchstone Value Plus Fund

Touchstone Growth & Income Fund

Touchstone Balanced Fund

Touchstone High Yield Fund

Touchstone Core Bond Fund

Touchstone Money Market Fund